December 2, 1996

VIA FAX

Steeplechase Partners Limited Partnership
c/o The Balcor Company
2355 Waukegan Road
Suite A-200
Bannockburn, Illinois 60015
Attention:  Ilona Adams

          RE:  STEEPLECHASE APARTMENTS
               LEXINGTON, KENTUCKY

Ladies and Gentlemen:

Reference is hereby made to that Agreement of Sale (the "Contract"), dated November 20, 1996, between Steeplechase Partners Limited Partnership, as Seller, and Infinity Acquisitions, L.L.C., as Purchaser, for the purchase and sale of the above property.

Pursuant to Paragraph 7.1 of the Agreement, please be advised that the results of the inspection were unacceptable to us, and consequently we are hereby terminating the Agreement. A copy of our notice to the escrowee is attached.

                         Very truly yours,

                         INFINITY ACQUISITIONS, L. L. C.


                         BY:  /s/ Raymond H. Stander
                              -----------------------------------
                              Raymond H. Stander, Manager

CC: The Balcor Company, attn: Mr. James Mendelson; Charter Title Company, attn: Lea Fendley, Lawyers Title Insurance Corporation, attn: Kathleen S. Campbell; Phillip Schechter; Rick Scarola; Katten, Muchin & Zavis, attn: Daniel
J. Perlman, Esq. and Steven Ginsberg, Esq. (all via fax).
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Schedule 1

AFFIDAVIT OF DUE DILIGENCE TERMINATION NOTICE

State of Illinois        )
                         )  SS.
County of Cook           )

     The undersigned, having been first duly sworn, does hereby affirm, depose and state that Infinity Acquisitions, L.L.C., as Purchaser under that certain Agreement of Sale dated November 20, 1996, providing for the sale of property located in Lexington, Kentucky, and known as Steeplechase Apartments has terminated the Agreement of Sale pursuant to Paragraph 7.1 thereof.

     The undersigned demands return of all earnest money deposited under the Agreement of Sale pursuant to its right therein.

     IN WITNESS WHEREOF, the undersigned has executed this Affidavit on this 2nd day of December, 1996.

                              PURCHASER:

                              INFINITY ACQUISITIONS, L.L.C., an Illinois limited liability company


                              By:  /s/ Raymond H. Stander
                                   -------------------------------------
                              Name:    Raymond H. Stander
                                   -------------------------------------
                              Its:     Manager
                                   -------------------------------------


Subscribed and sworn to before me,
a Notary Public in and for said
County and State, this 2nd day
of December, 1996

 /s/ Brenda A. Denson
------------------------------------
     Notary Public
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